UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024 (April 14, 2024)

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SSNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Investment Agreement

As previously disclosed on a Current Report on Form 8-K filed on December 4, 2023 (the “Prior Form 8-K”), on December 3, 2023, SilverSun Technologies, Inc., a Delaware corporation (“SilverSun” or the “Company”), entered into an Investment Agreement (the “Original Investment Agreement”), with Jacobs Private Equity II, LLC, a Delaware limited liability company (“JPE”), and the other investors party thereto (collectively with JPE, the “Investors”), providing for, among other things, an aggregate investment by the Investors of $1,000,000,000 in cash in the Company (collectively, the “Equity Investment”) and a spin-off of the Company’s existing business to its legacy stockholders (the “Spin-Off”).

On April 14, 2024, the Company entered into an Amended and Restated Investment Agreement (the “A&R Investment Agreement”) with JPE (on behalf of itself and on behalf of each of the other Investors) amending and restating the Original Investment Agreement.

Pursuant to the A&R Investment Agreement, among other amendments to the Original Investment Agreement, the Spin-Off will not occur, and the Company’s existing business will continue to be owned by the Company. The Company’s stockholders as of the date that is one day prior to the closing of the Equity Investment will be entitled to receive an aggregate cash dividend of $17,400,000 (amended from the aggregate cash dividend of $2,500,000 contemplated by the Original Investment Agreement), to be paid from proceeds received by the Company from the Equity Investment, and SilverSun’s existing operations will be retained. The other material terms of the other transactions contemplated by the Original Investment Agreement, including the Equity Investment, are not affected by the amendments contained in the A&R Investment Agreement. The transactions contemplated by the A&R Investment Agreement, which have been approved by the Company’s board of directors, are subject to approval by the Company’s stockholders and other customary closing conditions.

As previously disclosed, prior to the closing of the Equity Investment, the Company will amend and restate its certificate of incorporation to, among other things, effect an 8:1 reverse stock split with respect to the Company’s common stock. In addition, certain board designation rights of JPE that were contemplated to be included in the Original Investment Agreement will instead be included in amendments to the Company’s certificate of incorporation.

The foregoing description of the A&R Investment Agreement does not purport to be complete and is subject to, and qualified by, the full text of the A&R Investment Agreement and the Exhibits thereto, a copy of which is filed as Exhibit 2.1.

April Voting and Support Agreement

On April 14, 2024, concurrently with the execution and delivery of the A&R Investment Agreement, Mark Meller, the Company’s chief executive officer, and certain of his affiliates, in their capacities as stockholders of the Company, entered into a voting and support agreement (the “April Voting and Support Agreement”) pursuant to which such stockholders have agreed, among other things, to vote in favor of the approval of the Equity Investment and the other transactions contemplated by the A&R Investment Agreement, the amendment to the Company’s certificate of incorporation contemplated by the A&R Investment Agreement, and any equity incentive plan proposed by JPE pursuant to the A&R Investment Agreement, and to take, and refrain from taking, certain other actions in connection with the transactions, in each case, on the terms set forth in the April Voting and Support Agreement.

The foregoing description of the April Voting and Support Agreement does not purport to be complete and is subject to, and qualified by, the full text thereof, a copy of which is filed as Exhibit 99.1.

Meller Letter Agreement and Meller Offer Letter

The information set forth in Item 5.02 of this Current Report is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

Subject to the terms and conditions of the A&R Investment Agreement, the Securities (as defined in the A&R Investment Agreement) will be issued only to the accredited investors party to the A&R Investment Agreement, in accordance with Section 4(a)(2) of the Securities Act of 1933, as amended, as an offering not involving any public offering. The terms of the Securities set forth under Item 1.01 of the Prior Form 8-K herein are hereby incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the execution and delivery of the A&R Investment Agreement on April 14, 2024, Mr. Meller entered into an amended and restated letter agreement with the Company (the “A&R Meller Letter Agreement”) and an offer letter with the Company (the “Meller Offer Letter”).

A&R Meller Letter Agreement

Pursuant to the A&R Meller Letter Agreement, the Amended and Restated Employment Agreement, dated as of February 4, 2016 by and between Mark Meller and the Company (the “Meller Employment Agreement”) will be terminated and liquidated as of immediately prior to the closing of the Equity Investment.

Subject to certain conditions, upon termination of the Meller Employment Agreement the Company will pay a lump sum cash severance payment to Mark Meller in an amount up to $3,000,000 to be paid no later than the second regularly scheduled payroll date following the closing of the Equity Investment. This payment will be in full satisfaction of all of the Company’s obligations under the Meller Employment Agreement.

Meller Offer Letter

Pursuant to the Meller Offer Letter, Mr. Meller will serve as President, SilverSun Technologies for a term commencing on the closing of the Equity Investment through September 14, 2028. He will receive an initial annual base salary of $1,120,000, less all applicable withholdings and deductions. Subject to his continued employment, his annual base salary will increase by 10% on each of (i) the later of September 14, 2024 and the closing of the Equity Investment, (ii) September 14, 2025 and (iii) every subsequent anniversary of September 14, 2025 for the remainder of the term. If Mr. Meller’s employment is terminated without “cause” (as defined in the Meller Offer Letter), then Mr. Meller will receive a lump sum cash payment, subject to the execution and non-revocation of a release of claims by Mr. Meller, equal to three times his average annual base salary over the prior five year period, minus $100. The Meller Offer Letter also provides that Mr. Meller will be subject to restrictive covenants consisting of perpetual confidentiality and nondisparagement, as well as noncompetition and nonsolicitation of employees and customers during employment and for the two years thereafter.

The foregoing descriptions of the Meller Letter Agreement and Meller Offer Letter do not purport to be complete and are subject to, and qualified by, the full texts thereof, copies of which are filed as Exhibit 10.1 and Exhibit 10.2.

Additional Information and Where to Find It

In connection with the Equity Investment, SilverSun will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of SilverSun. SILVERSUN’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED EQUITY INVESTMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SilverSun’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. SilverSun’s stockholders will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents from SilverSun’s website at https://www.silversuntech.com or by written request to SilverSun at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936.

Participants in Solicitation

Jacobs Private Equity II, LLC and SilverSun and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SilverSun’s stockholders with respect to the Equity Investment and the other transactions contemplated by the A&R Investment Agreement. The interests of SilverSun and its directors and executive officers with regard to the Equity Investment may differ from the interests of SilverSun’s stockholders generally, and stockholders may obtain additional information by reading the proxy statement and other relevant documents regarding the Equity Investment and the other transactions contemplated by the A&R Investment Agreement, when filed with the SEC. Information regarding the names of SilverSun’s directors and executive officers and their respective interests in SilverSun by security holdings or otherwise is set forth in SilverSun’s proxy statement for its 2023 Annual Meeting of Stockholders, filed with the SEC on November 27, 2023, in the sections captioned “Executive Compensation” and “Director Compensation”, and in SilverSun’s proxy statement for the Special Meeting of Stockholders, filed with the SEC on February 13, 2024 (the “Special Meeting Proxy Statement”), in the section captioned “Security Ownership of Certain Beneficial Owners and Executive Officers and Directors of the Company”. To the extent holdings of such participants in SilverSun’s securities have changed since the amounts described in the Special Meeting Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by Mark Meller on March 19, 2024; Form 4, filed by Mark Meller on March 20, 2024; Form 4, filed by Mark Meller on March 21, 2024; Form 4, filed by Mark Meller on March 22, 2024; Form 4, filed by Mark Meller on March 25, 2024; and Form 4, filed by Mark Meller on March 26, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to the completion of the Equity Investment and the other transactions contemplated by the A&R Investment Agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	risks associated with potential significant volatility and fluctuations in the market price of SilverSun’s common stock;

●	risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

●	the possibility that competing transaction proposals for the Company may be made;

●	risks associated with raising additional equity or debt capital from public or private markets to pursue the Company’s business plan following the closing of the Equity Investment, including in an amount that may significantly exceed the amount of the Equity Investment, and the effects that raising such capital may have on SilverSun and its business, including the risk of substantial dilution or that SilverSun’s common stock may experience a substantial decline in trading price;

●	the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

●	the effects that the announcement, pendency or consummation of the Equity Investment and the other transactions contemplated by the A&R Investment Agreement may have on the Company and its current or future business and on the price of the Company’s common stock;

●	the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

●	the possibility that the warrants contemplated by the A&R Investment Agreement, if issued, may not be exercised;

●	the possibility that all of the closing conditions to the Equity Investment or the other transactions contemplated by the A&R Investment Agreement may not be satisfied or waived, or any other required third-party, regulatory or other consents or approvals may not be obtained within the relevant timeframe, or at all, including the possibility that SilverSun may fail to obtain stockholder approval for the transactions contemplated by the A&R Investment Agreement;

●	the effects that a termination of the A&R Investment Agreement may have on the Company, including the risk that the price of the Company’s common stock may decline significantly if the Equity Investment is not completed;

●	uncertainties regarding the Company’s focus, strategic plans and other management actions;

●	the risk that the Company, following the closing of the Equity Investment, is or becomes highly dependent on the continued leadership of Jacobs as chairman and chief executive officer and the possibility that the loss of Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	the risk that Jacobs’ past performance may not be representative of future results;

●	the risk that the Company is unable to attract or retain world-class talent;

●	the risk that the failure to consummate any acquisition expeditiously, or at all, could have a material adverse effect on SilverSun’s business prospects, financial condition, results of operations or the price of SilverSun’s common stock;

●	the risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

●	the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of SilverSun’s existing stockholders;

●	the possibility that industry demand may soften or shift substantially due to the cyclicality and seasonality of the building products distribution industry and its dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

●	the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

●	the risks associated with potential litigation related to the transactions contemplated by the A&R Investment Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

●	other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this Current Report on Form 8-K speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Amended and Restated Investment Agreement, dated April 14, 2024, by and among SilverSun Technologies, Inc. and Jacobs Private Equity II, LLC (on behalf of itself and on behalf of each of the other Investors).
10.1	Amended and Restated Meller Letter Agreement, dated April 14, 2024, by and between SilverSun Technologies, Inc. and Mark Meller.
10.2	Meller Offer Letter, dated April 14, 2024, by and between SilverSun Technologies, Inc. and Mark Meller
99.1	Voting and Support Agreement, dated April 14, 2024, by and between Jacobs Private Equity II, LLC, Mark Meller, Sharieve Meller Family Trust and Mark M. Meller Family Trust.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: April 15, 2024	By:	/s/ Mark Meller
Mark Meller
Chief Executive Officer